                                                                    EXHIBIT 99.1


[PULTE HOMES LOGO]

FOR IMMEDIATE RELEASE                                         Investor Relations
                                                          Contact:  James Zeumer
                                                                  Vice President
                                                                  (248) 433-4597
                                                     email: jim.zeumer@pulte.com

                                                                 Media Relations
                                                        Contact: Valerie Dolenga
                                                        Corporate Communications
                                                                  (248) 433-4633
                                                email: valerie.dolenga@pulte.com

PULTE HOMES REPORTS RECORD FOURTH QUARTER RESULTS, AS INCOME FROM CONTINUING OPERATIONS INCREASES 44 PERCENT TO $172 MILLION, OR $2.78 PER SHARE

- Q4 ORDERS INCREASE 23%; YEAREND BACKLOG JUMPS 22% TO 10,605 HOMES VALUED AT $2.9 BILLION
-    DOMESTIC CLOSINGS FOR THE QUARTER REACH A RECORD 9,528
- FULL YEAR 2002 INCOME FROM CONTINUING OPERATIONS CLIMBS 47% TO $445 MILLION, OR $7.20 PER SHARE
- RETURN ON EQUITY FOR THE YEAR CLIMBS TO 18%, AS NET DEBT TO TOTAL CAPITALIZATION DROPS TO 32%

         BLOOMFIELD HILLS, MI, JANUARY 28, 2003 - Pulte Homes, Inc. (NYSE: PHM) today announced record financial results for its fourth quarter and year ended December 31, 2002. Fourth quarter income from continuing operations was a record $172 million, or $2.78 per share, an increase of 44% over prior year fourth quarter income of $120 million, or $1.99 per share.

         Consolidated fourth quarter revenues for the Company increased 27% to a record $2.5 billion. For the year, Pulte reported record revenues of $7.5 billion, representing a 39% increase over the prior year and the first time the Company's revenues have topped $7 billion.

         Commenting on the Company's financial results, Mark J. O'Brien, President and CEO said, "We are very pleased with the record-setting financial results Pulte Homes delivered in the fourth quarter and for the entire year of 2002. These results demonstrate the Company's success in growing its business, integrating the Del Webb operations and continuing to improve overall financial returns to our shareholders."

         "Pulte Homes enters 2003 with tremendous momentum and the opportunity to further expand its share of the homebuilding market," said O'Brien. "Based on the increase in Pulte Homes' Q4 orders and forecasts suggesting an improving economy in 2003, we continue to target year-over-year growth in earnings of 10 to 15 percent, which puts our 2003 earnings in the range of $7.85 to $8.25 per share."

FOURTH QUARTER RESULTS

         Revenues from domestic homebuilding settlements for the fourth quarter increased 24% to a record $2.4 billion. Higher revenues for the period were the result of an 8% increase in average selling price to $247,000, combined with a 14% increase in total home deliveries to 9,528 houses. The higher average selling price for the period reflects a combination of price increases and changes in the mix of homes delivered.

         Domestic homebuilding gross margins for the period were 20.1%, up 60 basis points over prior year reported margins of 19.5%. Prior year margins were reduced by 20 basis points reflecting purchase accounting adjustments associated with Pulte's acquisition of Del Webb in July 2001. Pre-tax income for the fourth quarter was $278.8 million, up 40% over the same period last year.

         Domestic homebuilding land sales for the fourth quarter generated $89.8 million in revenues and $27.4 million in gross profit, as compared to $66.0 million and $13.9 million, respectively, last year. Land sales are an important element of Pulte Homes' domestic homebuilding operations, but can fluctuate from quarter-to-quarter depending upon the timing of individual transactions.

         Domestic net new home orders for the quarter were 6,458, up 23% from the prior year fourth quarter orders of 5,249 homes. Pulte's ending backlog for its domestic operations was valued at $2.9 billion (10,605 homes), as compared to a value of $ 2.1 billion (8,678 homes) last year.

         Fourth quarter revenues for the Company's financial services operations increased 30% to $31.9 million. Higher revenues for the period were driven by a 19% increase in originations to 8,114 loans. Higher homebuilding volumes, combined with an expanded capture rate of 79.7%, helped drive increased loan production for the period. Higher loan volumes and a favorable interest rate environment helped drive fourth quarter pre-tax income of $19.1 million, an increase of 42% over the prior year pre-tax income of $13.5 million.

         For the fourth quarter, Pulte's International operations reported pre-tax income of $3.3 million, well ahead of the pre-tax loss of $0.3 million last year. Improved fourth quarter performance in the Company's Argentina and Puerto Rico operations was partially offset by fewer closings in Mexico caused by slower local mortgage fundings during the period.

FULL YEAR RESULTS

         For the year ended December 31, 2002, Pulte Homes consolidated revenues were a record $7.5 billion, an increase of 39% over prior year revenues of $5.4 billion. Higher revenues reflect growth throughout the Company's operations and the inclusion of a full year of Del Webb results. For 2002, Pulte reported income from continuing operations of $444.6 million, or $7.20 per share, up 47% over prior year income of $302.4 million, or $6.01 per share.

         Revenues from domestic homebuilding settlements were a record $7.0 billion, an increase of 36% over prior year revenues of $5.1 billion. Revenues for the period benefited from a 26% increase in closings to 28,903 homes, combined with an 8%, or $17,000 increase in the average sales price per home to $242,000. Full-year gross margins for Pulte's domestic operations increased 30 basis points to 20.1%. Pre-tax income for the year rose to $719.0 million, an increase of 40% over the prior year. Land sales for the year generated $176.3 million in revenues and $53.0 million in gross profit.


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
Pulte's financial services operations reported pre-tax income for the year of $66.7 million, as compared to $36.9 million in 2001. The improved performance for the year reflects a 21% increase in loan originations and improved secondary marketing gains resulting from the favorable interest rate environment. Pulte's International operations reported pre-tax income of $5.1 million, reversing a prior year pre-tax loss of $2.4 million, as the Company experienced improved performance throughout its operations in Argentina and Mexico.

         Strong fourth quarter closings helped push Pulte Homes year end cash position to over $600 million, while its net debt to total capitalization dropped to 32% from 44% last year. For the year, Pulte Homes' return on equity increased to 18%, as the Company began realizing the benefits of its successful integration of the Webb business.

         "Our strong cash position at the end of the quarter provides Pulte Homes with a strong financial base and tremendous flexibility heading into 2003," said Roger Cregg, Senior Vice President and Chief Financial Officer. "Between growing our business, the opportunity to redeem the scheduled and optional retirement of over $400 million in currently outstanding debt and our share repurchase authorization, we have great opportunities to effectively utilize our existing funds and the strong cash flows expected from the business in the coming year."

         "With almost 11,000 homes in backlog and a well positioned land portfolio, Pulte Homes enters 2003 in a very strong competitive position," said O'Brien. We continue to expand Pulte Homes' penetration of the first time, first and second-move up and active adult segments within the markets we operate. The year ahead should also see an expansion of the Del Webb brand into a number of new markets across the country."

          A conference call discussing Pulte's fourth quarter results will be held today at 8.30 a.m. Eastern Time, and web cast live via Pulte.com. Interested investors can access the call via the Company's home page at www.pulte.com.

CERTAIN STATEMENTS IN THIS RELEASE CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHER THINGS, (1) GENERAL ECONOMIC AND BUSINESS CONDITIONS; (2) INTEREST RATE CHANGES AND THE AVAILABILITY OF MORTGAGE FINANCING; (3) THE RELATIVE STABILITY OF DEBT AND EQUITY MARKETS; (4) COMPETITION; (5) THE AVAILABILITY AND COST OF LAND AND OTHER RAW MATERIALS USED BY THE COMPANY IN ITS HOMEBUILDING OPERATIONS; (6) THE AVAILABILITY AND COST OF INSURANCE COVERING RISKS ASSOCIATED WITH OUR BUSINESS; (7) SHORTAGES AND THE COST OF LABOR; (8) WEATHER RELATED SLOWDOWNS; (9) SLOW GROWTH INITIATIVES AND/OR LOCAL BUILDING MORATORIA; (10) GOVERNMENTAL REGULATION, INCLUDING THE INTERPRETATION OF TAX, LABOR AND ENVIRONMENTAL LAWS; (11) CHANGES IN CONSUMER CONFIDENCE AND PREFERENCES; (12) REQUIRED ACCOUNTING CHANGES; (13) TERRORIST ACTS AND OTHER ACTS OF WAR; AND (14) OTHER FACTORS OVER WHICH THE COMPANY HAS LITTLE OR NO CONTROL.

         Pulte Homes, Inc., (www.pulte.com) based in Bloomfield Hills, Michigan, has operations in 44 markets across the United States. Under its Del Webb (www.delwebb.com) brand, the Company is also the nation's leading builder of active adult communities for people age 55 and older. Over its history, the Company has constructed more than 300,000 homes and has been named Builder of the Year for 2002 by Professional Builder magazine. Pulte Mortgage, LLC is a nationwide lender committed to meeting the financing needs of Pulte Homes' customers by offering a wide variety of loan products and superior customer service.

/Web site:  http://www.pulte.com


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

                                                    Pulte Homes, Inc.
                                             Condensed Consolidated Results
                                                      Of Operations

                                    Three Months Ended               Year Ended
                                       December 31,                 December 31,
                                --------------------------    --------------------------

                                    2002           2001           2002           2001
                                -----------    -----------    -----------    -----------
                                          (000's omitted, except per share data)
                                                        (Unaudited)
CONSOLIDATED RESULTS:
Revenues:
 Homebuilding                   $ 2,515,397    $ 1,980,670    $ 7,363,989    $ 5,309,829
 Financial Services                  31,926         24,481        106,628         77,222
 Corporate                              686             94          1,202          2,210
                                -----------    -----------    -----------    -----------
Total Revenues                  $ 2,548,009    $ 2,005,245    $ 7,471,819    $ 5,389,261
                                ===========    ===========    ===========    ===========

Pre-tax income (loss):
 Homebuilding                   $   282,031    $   199,096    $   724,067    $   512,291
 Financial Services                  19,139         13,490         66,723         36,948
 Corporate                          (19,198)       (18,197)       (61,968)       (57,452)
                                -----------    -----------    -----------    -----------

Income from continuing
  operations before
  income taxes                      281,972        194,389        728,822        491,787

Income taxes                       (109,928)       (74,853)      (284,221)      (189,362)
                                -----------    -----------    -----------    -----------


Income from continuing
  operations                        172,044        119,536        444,601        302,425

Income (Loss) from
  discontinued
  operations                           (160)           (95)         9,044         (1,032)
                                -----------    -----------    -----------    -----------


Net income                      $   171,884    $   119,441    $   453,645    $   301,393
                                ===========    ===========    ===========    ===========

EARNINGS PER SHARE -
  ASSUMING DILUTION:

Income from continuing
  operations                    $      2.78    $      1.99    $      7.20    $      6.01
Income (Loss) from
  discontinued
  operations                              -           (.01)           .15           (.02)
                                -----------    -----------    -----------    -----------


Net income                      $      2.78    $      1.98    $      7.35    $      5.99
                                ===========    ===========    ===========    ===========


Shares used in per
  share calculations                 61,824         60,187         61,746         50,323
                                ===========    ===========    ===========    ===========



Certain 2001 classifications have been changed to conform with the 2002 presentation.

                                             Pulte Homes, Inc.
                                  Condensed Consolidated Balance Sheets
                                             ($000's omitted)
                                                (Unaudited)

                                       December 31,     December 31,
                                               2002             2001
                                       ------------     ------------
ASSETS
Cash and equivalents                   $    613,168     $     72,144
Unfunded settlements                         60,641           69,631
House and land inventories                4,293,597        3,833,763
Residential mortgage loans
  available-for-sale                        588,413          431,735
Goodwill                                    307,693          307,693
Intangible assets                           151,954          159,604
Other assets                                873,244          839,706
                                       ------------     ------------

                                       $  6,888,710     $  5,714,276
                                       ============     ============
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Liabilities:
  Accounts payable and accrued
    liabilities                        $  1,565,386     $  1,155,702
  Unsecured short-term
    borrowings                                    -          110,000
  Collateralized short-term
    debt, recourse solely to
    financial services
    subsidiary assets                       559,621          413,675
  Income taxes                               90,009           35,370
  Subordinated debentures and
    senior notes                          1,913,268        1,722,864
                                       ------------     ------------
                                          4,128,284        3,437,611

    Total Liabilities                     2,760,426        2,276,665
                                       ------------     ------------

Shareholders' Equity                   $  6,888,710     $  5,714,276
                                       ============     ============


Certain 2001 classifications have been changed to conform with the 2002 presentation.


                                                Pulte Homes, Inc.
                                                  Segment Data
                                               Three Months Ended
                                                  December 31,
                                            2002               2001
                                        -----------        -----------
                                               ($000's omitted)
HOMEBUILDING:
  Pre-tax income (loss):
    Domestic                            $   278,755        $   199,399
    International                             3,276               (303)
                                        -----------        -----------
    Total Homebuilding                  $   282,031        $   199,096
                                        ===========        ===========

Domestic Homebuilding:
  Home sales (settlements)              $ 2,353,696        $ 1,905,754
  Land sales                                 89,801             66,005
                                        -----------        -----------
    Domestic Homebuilding
    Revenue                               2,443,497          1,971,759

  Home cost of sales                     (1,881,215)        (1,533,851)
  Land cost of sales                        (62,444)           (52,145)
  Selling, general
    & administrative expense               (197,099)          (164,855)
  Other expense, net                         (8,431)            (8,847)
                                        -----------        -----------

  EBIT                                      294,308            212,061
  Interest                                  (15,553)           (12,662)
                                        -----------        -----------
  Pre-tax income                        $   278,755        $   199,399
                                        ===========        ===========

International Homebuilding:
  Home sales (settlements)              $    71,900        $     8,911
  Cost of sales                             (57,636)            (8,031)
  Selling, general
    & administrative
    expense                                 (10,243)            (2,879)
  Other income (expense), net                  (161)              (470)
  Minority Interest                          (1,178)                 -
  Equity in income of joint
  venture operations                            594              2,166
                                        -----------        -----------
  Pre-tax income (loss)                 $     3,276        $      (303)
                                        ===========        ===========
FINANCIAL SERVICES:
  Pre-tax income                        $    19,139        $    13,490
                                        ===========        ===========
MORTGAGE
  ORIGINATIONS:
  Origination volume                          8,114              6,809
                                        ===========        ===========
  Origination
    principal                           $ 1,349,700        $ 1,065,800
                                        ===========        ===========

CORPORATE:
  Pre-tax loss:
  Net interest expense                  $    (9,731)       $   (10,641)
  Other Corporate
    expense, net                             (9,467)            (7,556)
                                        -----------        -----------
      Total Corporate                   $   (19,198)       $   (18,197)
                                        ===========        ===========

Certain 2001 classifications have been changed to conform with the 2002 presentation.

                                               Pulte Homes, Inc.
                                                 Segment Data
                                                  Year Ended
                                                 December 31,
                                        ------------------------------

                                            2002               2001
                                        -----------        -----------
                                               ($000's omitted)
HOMEBUILDING:
  Pre-tax income (loss):
  Domestic                              $   719,010        $   514,675
  International                               5,057             (2,384)
                                        -----------        -----------
    Total Homebuilding                  $   724,067        $   512,291
                                        ===========        ===========

Domestic Homebuilding:
  Home sales (settlements)              $ 6,991,614        $ 5,145,526
  Land sales                                176,301            129,134
                                        -----------        -----------
    Domestic Homebuilding
    Revenue                               7,167,915          5,274,660

  Home cost of sales                     (5,589,465)        (4,127,059)
  Land cost of sales                       (123,306)           (97,941)
  Selling, general
    & administrative expense               (664,469)          (482,128)
  Other expense, net                        (22,968)           (16,851)
                                        -----------        -----------

                                            767,707            550,681
  EBIT
  Interest                                  (48,697)           (36,006)
                                        -----------        -----------

  Pre-tax income                        $   719,010        $   514,675
                                        ===========        ===========

International Homebuilding:
  Home sales (settlements)              $   196,074        $    35,169
  Cost of sales                            (157,056)           (30,937)
  Selling, general
    & administrative
    expense                                 (35,029)           (11,820)
  Other income (expense), net                (1,610)                66
  Minority Interest                          (1,801)                 -
  Equity in income of joint
  venture operations                          4,479              5,138
                                        -----------        -----------
  Pre-tax income (loss)                 $     5,057        $    (2,384)
                                        ===========        ===========
FINANCIAL SERVICES:
  Pre-tax income                        $    66,723        $    36,948
                                        ===========        ===========

MORTGAGE
  ORIGINATIONS:
  Origination volume                         23,074             19,018
                                        ===========        ===========

  Origination
    principal                           $ 3,771,000        $ 2,937,100
                                        ===========        ===========

CORPORATE:
  Pre-tax loss:
  Net interest expense                  $   (38,214)       $   (34,261)
  Other Corporate
    expense, net                            (23,754)           (23,191)
                                        -----------        -----------
      Total Corporate                   $   (61,968)       $   (57,452)
                                        ===========        ===========

Certain 2001 classifications have been changed to conform with the 2002 presentation.

                                               Pulte Homes, Inc.
                                            Business Operating Data

                                Three Months Ended             Year Ended
                                   December 31,               December 31,
                              -----------------------   -----------------------

                                 2002         2001         2002         2001
                              ----------   ----------   ----------   ----------
                                                (000's omitted)
HOMEBUILDING UNIT SETTLEMENTS
- PULTE AND AFFILIATES:
  Domestic                         9,528        8,343       28,903       22,915
  International                    2,152        2,443        7,547        7,479
                              ----------   ----------   ----------   ----------

  Total Pulte and Pulte-
    affiliate settlement
    units                         11,680       10,786       36,450       30,394
                              ==========   ==========   ==========   ==========

HOMEBUILDING SETTLEMENT
REVENUES -- PULTE AND
AFFILIATES:
  Domestic                    $2,353,696   $1,905,754   $6,991,614   $5,145,526
  International                   76,791       69,881      236,797      215,790
                              ----------   ----------   ----------   ----------

  Total Pulte and Pulte-
    affiliate revenues        $2,430,487   $1,975,635   $7,228,411   $5,361,316
                              ==========   ==========   ==========   ==========

Domestic Homebuilding
  Unit settlements:
    Northeast                        927          671        2,440        2,014
    Southeast                      2,585        2,757        8,271        8,126
    Midwest                        1,511        1,100        4,458        3,288
    Central                        1,734        1,472        4,588        3,982
    West                           2,771        2,343        9,146        5,505
                              ----------   ----------   ----------   ----------
                                   9,528        8,343       28,903       22,915
                              ==========   ==========   ==========   ==========

  Unit net new orders:
    Northeast                        604          378        2,738        2,035
    Southeast                      1,831        1,726        8,651        8,544
    Midwest                          987          752        4,684        3,756
    Central                          824          708        4,590        4,071
    West                           2,212        1,685       10,167        7,710
                              ----------   ----------   ----------   ----------
                                   6,458        5,249       30,830       26,116
                              ==========   ==========   ==========   ==========
  Unit backlog:
    Northeast                                                1,129          831
    Southeast                                                2,939        2,559
    Midwest                                                  1,601        1,375
    Central                                                    905          903
    West                                                     4,031        3,010
                                                        ----------   ----------
                                                            10,605        8,678
                                                        ==========   ==========
International Homebuilding:
  Unit settlements:
    Pulte                          2,122           43        6,525          221
    Pulte-affiliated entities         30        2,400        1,022        7,258
                              ----------   ----------   ----------   ----------
                                   2,152        2,443        7,547        7,479
                              ==========   ==========   ==========   ==========




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